Exhibit 99.3

For further information, please contact our Senior Vice
President & Chief Financial Officer, George B. Sundby,
at 415/733-4000 (or e-mail gsundby@abm.com).

ABM INDUSTRIES ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

SAN FRANCISCO, March 9, 2004 — ABM Industries Incorporated (NYSE:ABM) today reported net income for the first quarter of fiscal 2004 was $7.2 million ($0.14 per diluted share) compared to $4.3 million ($0.09 per diluted share) for the prior year first quarter. Net income for the first quarter of fiscal 2003 includes $0.6 million ($0.01 per diluted share) after-tax operating income from the Elevator operations that were sold to Otis Elevator in the fourth quarter of 2003. Sales and other income for the first quarter of 2004 were $570.8 million, up 3.3% from $552.4 million in the first quarter of 2003.

     Income from continuing operations for the first quarter 2004 was $7.2 million ($0.14 per diluted share) up 90.8% compared to $3.8 million ($0.08 per diluted share) for the prior year’s first quarter. Janitorial, Engineering, Parking and Security generated higher operating results. Additionally, results for the first quarter of 2004 benefited from the positive impact from the Janitorial and Parking acquisitions completed in the last nine months of fiscal year 2003. The quarter ended January 31, 2004 included a decline in our net cash position due to estimated tax payments of $30.7 million, primarily for the fourth quarter 2003 gain on sale of the Elevator divestiture. Partially offsetting this payment, was cash flow from continuing operations of $14.0 million compared to $17.5 million in the first quarter of 2003.

     “I am pleased with our first quarter results although Lighting continues to suffer from the lack of growth in capital project sales,” said Henrik C. Slipsager, ABM’s President and Chief Executive Officer. “We are very excited about the just-announced agreement to acquire the operating assets of Security Services of America (“SSA”). We believe that the business climate reflected in our first quarter performance in combination with the SSA acquisition will result in 2004 earnings in the range of $0.85 — $0.90 per diluted share,” he added.

     Wednesday morning, March 10th, at 6:00 a.m. (PST), ABM will host a live webcast of remarks by President & Chief Executive Officer Henrik C. Slipsager, and Senior Vice President & Chief Financial Officer George B. Sundby, who will also answer questions from a panel of financial analysts who the Company has invited to join Slipsager and Sundby on the call. The webcast will be accessible at www.irconnect.com/primecast/04/q1/abm_1q2004.html. Listeners are requested to be online at least fifteen minutes early to register, as well as to download and install any complimentary audio software that might be required. The webcast will be archived at the aforementioned URL for 90 days thereafter.

     In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877/440-9648 within fifteen minutes before the event. Telephonic replays will be accessible during the period from two to 48 hours after the call by dialing 800/642-1687, and then entering ID # 5864707.

EXHIBIT 99.3

ABM Industries Incorporated is one of the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2003 revenues in excess of $2.2 billion and more than 64,000 employees, ABM provides janitorial, parking, engineering, security, lighting and mechanical services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities in the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial, Ampco System Parking, ABM Engineering, American Commercial Security (ACSS), Amtech Lighting, CommAir Mechanical and ABM Facility Services.

Safe Harbor Statement

(Cautionary Statements Under the Private Securities Litigation Reform Act of 1995)

     The disclosure and analysis in the Company’s public filings with the United States Security and Exchange Commission, such as reports on Forms 8-K, 10-Q and 10-K, contain some forward-looking statements that set forth anticipated results based on management’s plans and assumptions. From time to time, the Company also provides forward-looking statements in other written materials released to the public as well as oral forward-looking statements. Such statements give the Company’s current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Management tries, wherever possible, to identify such statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan”, “project,” and similar expressions. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, and the outcome of contingencies and other uncertainties, such as legal proceedings, and financial results.

     Set forth below are factors that the Company thinks, individually or in the aggregate, could cause the Company’s actual results to differ materially from past results or those anticipated, estimated or projected. The Company notes these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. The public should understand that it is not possible to predict or identify all such factors. Consequently, the following should not be considered to be a complete list of all potential risks or uncertainties: (1) A further decline in commercial office building occupancy and rental rates could affect the Company’s sales and profitability. (2) An increase in costs that the Company cannot pass on to customers could affect profitability. (3) The financial difficulties or bankruptcy of one or more of the Company’s major customers could adversely affect results. (4) The Company could experience major collective bargaining disputes that would lead to the loss of sales or expense increases. (5) The Company is subject to intense competition. (6) The Company’s success depends on its ability to preserve its long-term relationships with its customers. (7) Weakness in airline travel and the hospitality industry could adversely impact the Company’s Parking results. (8) A continued slowdown in capital investments by customers could negatively impact the project sales of the Lighting and Mechanical segments. (9) Acquisition activity could slow or be unsuccessful. (10) The Company incurs significant accounting and other control costs, which could increase. (11) An inadequacy in the Company’s self-insurance reserves, or the cancellation or non-renewal of the Company’s primary insurance policies, could adversely impact the Company’s results. (12) Other issues and uncertainties which may include: labor shortages that adversely affect the Company’s ability to employ entry level personnel, a reduction or revocation of the Company’s line of credit that could increase interest expense and the cost of capital, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers such as state or locally-mandated healthcare benefits, new accounting pronouncements or changes in accounting policies, impairment of goodwill, the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company, and inclement weather which could disrupt the Company in providing its services.

     The Company believes that it has the services, human and financial resources for business success, but future profit and cash flow can be adversely (or advantageously) influenced by a number of factors, including those listed above, any and all of which are inherently difficult to forecast. The Company’s Annual Report on Form 10-K for the year ended October 31, 2003, contains additional information with respect to the factors that could influence its business. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

EXHIBIT 99.3

BALANCE SHEET SUMMARY (UNAUDITED)

	January 31,	October 31,	Increase
	2004	2003	(Decrease)
Assets
Cash and cash equivalents	$90,705,000	$110,947,000	-18.2%
Trade accounts receivable, net	297,329,000	287,906,000	3.3%
Other current assets	104,732,000	101,795,000	2.9%

Total current assets	492,766,000	500,648,000	-1.6%
Goodwill	202,154,000	201,866,000	0.1%
All other assets	94,405,000	93,469,000	1.0%

Total assets	$789,325,000	$795,983,000	-0.8%

Liabilities
Current liabilities	$243,178,000	$256,691,000	-5.3%
Non-current liabilities	97,076,000	95,256,000	1.9%

Total liabilities	340,254,000	351,947,000	-3.3%
Stockholders’ Equity	449,071,000	444,036,000	1.1%

Total liabilities and stockholders’ equity	$789,325,000	$795,983,000	-0.8%

SELECTED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended January 31,		Increase
	2004	2003	(Decrease)
Net cash flows from continuing operating activities	$14,037,000	$17,494,000	-19.8%
Net operational cash flows from discontinued operation	(30,507,000)	320,000	—

Net Cash (Used In) Provided By Operating Activities	$(16,470,000)	$17,814,000	—
Net Cash Used In Investing Activities	$(1,384,000)	$(16,711,000)	-91.7%
Common stock issued	$4,156,000	$4,559,000	-8.8%
Stock buyback	(1,689,000)	(9,297,000)	-81.8%
Dividends paid	(4,855,000)	(4,640,000)	4.6%

Net Cash Used In Financing Activities	$(2,388,000)	$(9,378,000)	-74.5%

EXHIBIT 99.3

INCOME STATEMENT (UNAUDITED)

	Three Months Ended January 31,		Increase
	2004	2003	(Decrease)
Sales and other income	$570,823,000	$552,444,000	3.3%
Operating expenses and cost of goods sold	516,835,000	504,053,000	2.5%
Selling, general and administrative expenses	42,557,000	42,721,000	-0.4%
Interest expense	250,000	109,000	129.4%

	559,642,000	546,883,000	2.3%

Income from continuing operations before income taxes	11,181,000	5,561,000	101.1%
Income taxes	4,025,000	1,811,000	122.3%

Income from continuing operations, net of income taxes	7,156,000	3,750,000	90.8%
Income from discontinued operation, net of income taxes	—	588,000	—

Net income	$7,156,000	$4,338,000	65.0%

Net income per common share:
Basic — From continuing operations	$0.15	$0.08	87.5%
From discontinued operation	—	0.01	—

Net income	$0.15	$0.09	66.7%

Diluted — From continuing operations	$0.14	$0.08	75.0%
From discontinued operation	—	0.01	—

Net income	$0.14	$0.09	55.6%

Average common shares outstanding:
Basic	48,512,000	49,053,000	-1.1%
Diluted	49,785,000	49,972,000	-0.4%

SALES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended January 31,		Increase
	2004	2003	(Decrease)
Sales and Other Income
Janitorial	$350,605,000	$330,852,000	6.0%
Parking	93,858,000	94,415,000	-0.6%
Engineering	48,176,000	45,627,000	5.6%
Security	40,876,000	37,789,000	8.2%
Lighting	26,613,000	33,146,000	-19.7%
Other	10,448,000	10,484,000	-0.3%
Corporate	247,000	131,000	88.5%

	$570,823,000	$552,444,000	3.3%

Operating Profit
Janitorial	$12,829,000	$7,807,000	64.3%
Parking	1,044,000	590,000	76.9%
Engineering	2,565,000	2,030,000	26.4%
Security	1,477,000	1,342,000	10.1%
Lighting	618,000	680,000	-9.1%
Other	262,000	(123,000)	—
Corporate expenses	(7,364,000)	(6,656,000)	10.6%

Operating profit from continuing operations	11,431,000	5,670,000	101.6%
Interest expense	(250,000)	(109,000)	129.4%

Income from continuing operations before income taxes	$11,181,000	$5,561,000	101.1%

###

4